CONSENT OF QUALIFIED PERSON DRA Americas Inc., in connection with Arcadium Lithium plc’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), consents to: • the use by Arcadium Lithium plc (the “Company”) of and references to the amended technical report summary titled “SEC Technical Report Summary, Pre-Feasibility Study on the Whabouchi Mine, Nemaska, Quebec” (as amended, the “Technical Report Summary”), originally dated September 8, 2023 and amended on November 14, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is referenced in the Form 10-K as Exhibit 96.2 thereto and was filed as an exhibit to Livent Corporation’s Current Report on Form 8-K, filed with the SEC on November 15, 2023, and portions of which are summarized in the Form 10-K; • the incorporation by reference of the Technical Report Summary in the Company’s Registration Statements on Form S-8 (File Nos. 333-276377 and 333-276378) (the “Registration Statements”); • the use of and references to our name, including our status as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC) in connection with the Form 10-K and the Registration Statements; and • any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified by us, that is or are included in the Form 10-K and incorporated by reference in the Registration Statements. We are responsible for authoring, and this consent pertains to, Sections 1.1, 1.10, 1.14 through 1.23 (except subsections 1.15.2, 1.23.1, 1.23.2, 1.23.3, 1.23.6 and 1.23.7), 2, 10, 14, 15 (except subsections 15.1.9 and 15.1.10), 16, 17 (except subsections 17.5 and 17.6), 18, 19 and 21 through 25 (except subsections 23.2, 23.3, 23.4, 23.7, 24.2, 24.4 and 24.5) of the Technical Report Summary, provided that, in accordance with the provisions set forth in §229.1302(f), we have relied on information provided by or on behalf of the Company (including its subsidiary, Livent Corporation) as set forth in Section 25 of the Technical Report Summary. We certify that we have read the descriptions and references to the Technical Report Summary in the Form 10-K and the Registration Statements and that they fairly and accurately represent information in the Technical Report Summary for which we are responsible. Exhibit 23.5

2 Date: February 29, 2024 DRA AMERICAS INC. By: Name: Daniel M. Gagnon Title: VP Mining, Geology and GM Montréal office Location: